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                                                                    EXHIBIT 1.5

                               COMMON SENSE TRUST

                            Certificate of Amendment

    The undersigned, being the Secretary of Common Sense Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section
9.3 of the Agreement and Declaration of Trust, dated January 29, 1987, as amended October 6, 1987 and further amended April 8, 1988 and February 24, 1992 (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on September 17, 1993, the Declaration of Trust is amended as follows:

    1. Section 1.4 of the Declaration of Trust is hereby amended by adding thereto the following definition:

         "'Class' or 'Classes' shall mean, with respect to any Series, any unissued Shares of such Series in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights."

    2. The definition of "Majority Shareholder Vote" set forth in Section 1.4 of the Declaration of Trust is hereby amended in its entirety to read as follows:

         "'Majority Shareholder Vote,' as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series or Class) of the Trust which consists of:
    (i) a majority of all Shares (or of Shares of the particular



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    Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; provided that (iii) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities", as the quoted phrase is defined in the 1940 Act, of the Trust or of any Portfolio, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Portfolio) entitled to vote on such action which satisfies such 1940 Act voting requirement."

    3. The definition of "Single Class Voting" set forth in Section 1.4 of the Declaration of Trust is hereby amended in its entirety to read as follows:

         "'Single Class Voting,' as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class, and all outstanding Shares of all Series vote as a single class."

    4. Subsection (a) of Section 6.1 of the Declaration of Trust is hereby amended to read in its entirety as follows:

         "(a) Shares; Portfolios; Series of Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued. The Trustees shall have the authority from time to time to establish and designate one or more separate, distinct and independent Portfolios into which the assets of the Trust shall be divided, and to authorize a separate Series of Shares for each such Portfolio (each of which Series, including without limitation each Series authorized in Section 6.2 hereof, shall represent interests only in the Portfolio with respect to which such Series was authorized), and to authorize separate Classes of Shares of any such Series, as they deem necessary or desirable. All Shares shall be of one class, provided that the Trustees shall have the power to classify or reclassify any unissued Shares of



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    any Series into any number of additional Classes of such Series by from time to time setting or changing in one or more respects provisions applicable to such Class or Classes relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Classes shall have separate voting rights or no voting rights. Except as otherwise provided as to a particular Portfolio herein, or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Portfolio and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general."

    5. Subsection (c) of Section 6.1 of the Declaration of Trust is hereby amended to read in its entirety as follows:

         "(c) Character of Separate Portfolios and Shares Thereof. Each Portfolio established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interest in the assets of that Portfolio shall be considered Shareholders of such Portfolio, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Portfolio as to such Portfolio, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Portfolios, and to fix and determine the relative rights and preferences as between the shares of the respective Portfolios, and as between the Classes of any Series of Shares of a particular Portfolio, as to rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Portfolios or the several Classes of any Series of Shares shall have separate voting rights or no voting rights."

    6. A new subsection (c) is hereby added to Section 6.2 of the Declaration of Trust, to read in its entirety as follows:



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        "(c) Classes of Shares. An unlimited number of Shares of each Class of a particular Portfolio may be issued."

    7. Subsection (c) of Section 6.2 of the Declaration of Trust as in effect prior to the amendments provided for hereby is hereby redesignated subsection
(d) and amended to read in its entirety as follows:

         "(d) Dividends. Dividends and distributions on Shares of a particular Portfolio may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Portfolio, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to that Portfolio, as the Trustees may determine, after providing for actual and accrued liabilities of that Portfolio. All dividends and distributions on Shares of a particular Portfolio shall be distributed pro rata to the Shareholders of that Portfolio in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that the dividends and distributions of investment income and capital gains with respect to each Class of Shares of a particular Portfolio shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations of the expenses of the Portfolio between the Shareholders of such several Classes and any resultant differences between the net asset value of such several Classes to such extent and for such purposes as the Trustees may deem appropriate and further except that, in connection with any dividend or distribution program or procedure, the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash or Shares of any Class of that Portfolio or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in



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    Shares will be paid at the net asset value thereof as determined in accordance with subsection (i) of this Section 6.2."

    8. Subsection (f) of Section 6.2 of the Declaration of Trust is hereby redesignated subsection (g) and amended to read in its entirety as follows:

         "(g) Redemption by Shareholder. Each holder of Shares of a particular Portfolio shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of that Portfolio at a redemption price equal to the net asset value per Share of that Portfolio next determined in accordance with subsection (i) of this Section 6.2 after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption and that the proceeds of the redemption of Shares (including a fractional Share) of any Class of a particular Portfolio shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption to the distributor of Shares of such Class pursuant to the terms of the initial issuance of the Shares of such Class (to the extent consistent with the 1940 Act or regulations or exemptions thereunder) and the Trust shall promptly pay to such distributor the amount of such deferred sales charge. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to such Portfolio at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Portfolio to require the Trust to redeem Shares of that Portfolio during any period or at any time when and to the extent permissible under the 1940 Act."

    9. Subsection (h) of Section 6.2 of the Declaration of Trust is hereby redesignated subsection (i) and amended to read in its entirety as follows:

         "(i) Net Asset Value. The net asset value per Share of any Portfolio at any time shall be the quotient obtained by dividing the value of the net assets of such Portfolio at such time (being the current value of the assets belonging to such Portfolio, less its then existing liabilities) by



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    the total number of Shares of that Portfolio then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The net asset value of the several Classes of a particular Portfolio shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a particular Portfolio between the several Classes of such Portfolio. The Trustees may determine to maintain the net asset value per Share of any Portfolio at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Portfolio as dividends payable in additional Shares of that Portfolio at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that Portfolio his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Portfolio to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by his investment in any Portfolio with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss."

    10. Subsection (j) of Section 6.2 of the Declaration of Trust is hereby redesignated subsection (k) and amended to read in its entirety as follows:

         "(k) Equality. All Shares of each particular Portfolio shall represent an equal proportionate interest in the assets belonging to that Portfolio (subject to the liabilities of that Portfolio), and each Share of any particular Portfolio shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions between the several Classes of a Portfolio permissible under this Section 6.2 or under
    Section 7.1 hereof nor any distinctions permissible under subsection (d) of this Section 6.2 that may exist with respect to dividends and distributions on Shares of the same Portfolio. The Trustees may from time to time divide or combine the Shares of any particular Portfolio into a greater or lesser number of Shares of that Portfolio without thereby changing the proportionate beneficial interest in



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    the assets belonging to that Portfolio or in any way affecting the rights of the holders of Shares of any other Portfolio."

    11. Subsection (l) of Section 6.2 of the Declaration of Trust is hereby redesignated subsection (m) and amended to read in its entirety as follows:

         "(m) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Portfolio shall have the right to convert said Shares into Shares of one or more other Portfolios, that holders of any Class of a Series of Shares shall have the right to convert said Shares of such Class into Shares of one or more other Classes of such Series, and that Shares of any Class of a Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may establish."

    12. Subsections (d), (e), (g), (i) and (k) of Section 6.2 of the Declaration of Trust as in effect prior to the amendments provided for hereby, are hereby redesignated respectively subsections (e), (f), (h), (j) and (l).

    13. Section 7.1 of the Declaration of Trust is hereby amended to read in its entirety as follows:

         "7.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1(c) and
    (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in
    Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Portfolio to the extent and as provided in Sections 9.1 and 9.2 hereof,
    (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 9.3 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Portfolio, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Portfolio shall not in any event be entitled to maintain a derivative or class action on behalf of any other Portfolio or the Shareholders thereof), and (vi) with respect to such additional matters relating to



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    the Trust as may be required by the 1940 Act, this Declaration of Trust, the
    By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Portfolio entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or by other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series whose holders are entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Portfolios or of one or more but not all Classes of a single Portfolio (including without limitation any distribution plan pursuant to Section
    12b-1 of the 1940 Act applicable to such Class), then only the Shareholders of the Portfolios or Classes so affected shall be entitled to vote thereon."

    14. The following references in the Declaration of Trust are hereby amended to conform to the amendments provided above:

    (a) The references in Section 5.2(c), 6.1(d) and 9.3 of the Declaration of Trust to "Section 6.2(h)" shall be amended to refer to "Section 6.2(i)."

    (b) The reference in Section 6.2(h) of the Declaration of Trust, as amended hereby, to "subsection (f) of this Section 6.2" shall be amended to refer to "subsection (g) of this Section 6.2."

    (c) The reference in Section 9.1 of the Declaration of Trust to "Section 6.2(d)" shall be amended to refer to "Section 6.2(e)."

    IN WITNESS WHEREOF, the undersigned has set her hand and seal this 20th day of January, 1994.


                                    s/Nori L. Gabert
                                    ---------------------------------
                                    Secretary



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                                 ACKNOWLEDGMENT


STATE OF TEXAS     )
                   ) ss.
COUNTY OF HARRIS   )
                               January 20, 1994

    Then personally appeared the above named Nori L. Gabert and acknowledged the foregoing instrument to be her free act and deed.


                                    Before me,



                                    s/Judy Wolley
                                    ---------------------------------
                                    Notary Public



                                    My commission expires:
                                    10/14/97